Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A Amendment No. 1 (file 333-253936) of our report dated September 28, 2020, relating to the consolidated financial statements of Ionix Technology, Inc. and its subsidiaries for the years ended June 30, 2020 and 2019 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts”, in such Registration Statement.

/S/ Prager Metis CPAs, LLC
Prager Metis CPAs, LLC
Hackensack, New Jersey
March 15, 2021